                                                                   Exhibit 10(j)

                              MODIFICATION OF LEASE

         AGREEMENT made this 1st day of March, 1995 by and between JOHN ANDERS SVENNINGSEN (hereafter referred to as "Landlord") and AMSCAN, INC. a New York Corporation (hereinafter referred to as "Tenant").

                              W I T N E S S E T H:

         WHEREAS, Landlord and Tenant are signatories to a lease agreement dated December 7, 1984 for premises described on Schedule "A" hereto (hereinafter referred to as the "Lease"); and

         WHEREAS, Tenant has approached Landlord and has requested an extension of the Lease term; and

         WHEREAS, Landlord agrees to the extension as requested by Tenant subject to the terms and conditions specified herein.

         NOW, IN CONSIDERATION OF THE PREMISES AND PROMISES CONTAINED HEREIN, IT IS MUTUALLY AGREED BETWEEN THE PARTIES AS FOLLOWS:

                  1. The Second Paragraph of the Lease is deleted and replaced by the following:

                  "Term: The term shall be fifteen (15) years, commencing on March 1, 1995."

                  2.Except as herein modified, all other terms, provisions and conditions contained within this Lease, shall remain as stated in the Lease.

LANDLORD:  JOHN ANDERS SVENNINGSEN

                                            /s/ JOHN ANDERS SVENNINGSEN
                                            -----------------------------------
                                            JOHN ANDERS SVENNINGSEN

TENANT:  AMSCAN, INC.

                                            By:/S/ STEPHEN J. STEIN
                                               --------------------------------
                                            Name:  Stephen J. Stein
                                            Title:   Secretary

                             DESCRIPTION OF PREMISES

The premises commonly known as 28401 Rancho California Road, Rancho California, California 92390, and more particularly described as Parcels 17, 18 and 19, inclusive, and Parcel 22 of Parcel Map No. 12549, as shown by Parcel Map on file in Book 74, Pages 84 through 89, inclusive, of Parcel Maps, Records of Riverside County, California.


                                   EXHIBIT "A"

                                      LEASE

         This Lease is made December 7, 1984, between JOHN ANDERS SVENNINGSEN, referred to hereafter as "LANDLORD", and AMSCAN, INC., a New York corporation, referred to hereafter as "TENANT".

                                 R E C I T A L S

         This Lease is made with reference to the following facts and objectives:

                  A. Landlord is the owner of that certain Real Property described in Exhibit "A", and is currently in the process of constructing certain improvements thereon pursuant to the terms of that certain Construction Agreement dated September 26, 1984 between HUNTLEY PROPERTIES CONSTRUCTION, as General Contractor, and LANDLORD, as Owner. The Real Property and improvements being constructed thereon are hereinafter referred to as the "Premises."

                  B. TENANT desires to lease from LANDLORD and LANDLORD desires to lease to TENANT the Premises.

                  WHEREFORE, the parties hereto hereby covenant and agree as follows:

                  1. Demise. LANDLORD leases to TENANT and TENANT leases from LANDLORD the Premises.

                  2. Term. The term shall be ten (10) years, commencing on the earlier of: (a) the first day of the month following the month in which a Certificate of Occupancy with respect to the entirety of the Premises is issued,
(b) July 1, 1985

(c) the date on which Tenant first occupies any portion of the Premises. The parties shall execute an amendment to this Lease stating the exact commencement date when the same has been ascertained.

         3. Possession Prior to the Commencement of the Term. LANDLORD shall notify TENANT of the expected date for substantial completion of the Premises at least sixty (60) days before said date. Following such notification, TENANT shall be entitled to enter upon the Premises for purposes of equipping and fixturing the Premises so long as such entry does not interfere with LANDLORD or Landlord's Contractor. If TENANT enters the Premises as provided in this paragraph, all of the provisions of the Lease shall be in full force and effect except the Rent Provision.

         4. Monthly Rental.

                  (a) During the initial year of the term, TENANT shall pay to LANDLORD as monthly rent, without deduction, setoff, prior notice, or demand, the sum of Twenty-five Thousand Dollars ($25,000.00) per month in advance on the first (1st) day of each month. Such rental shall be prorated for any partial month which may exist at the commencement of the term.

                  (b) Beginning one (1) year following commencement of the term, and continuing on each succeeding anniversary of the commencement of the term, the monthly rental paid by TENANT shall be increased by Five (5%) percent over the monthly rental paid by TENANT during the immediately preceding year of the term.

         5. Personal Property Taxes. TENANT shall pay before delinquency all taxes, assessments, license fees, and other charges (taxes) that are levied and assessed against TENANT's personal property installed or located in or on the Premises, and that become payable during the term. TENANT shall furnish LANDLORD with satisfactory evidence of these payments.

         6. Real Property Taxes. TENANT shall pay all real property taxes and general and special assessments (real property taxes) levied and assessed against the Premises. TENANT shall pay the real property taxes not later than ten (10) days before the taxing authority's delinquency date and shall furnish LANDLORD with satisfactory confirmation of such payment. TENANT's obligations to pay real property taxes shall be prorated on the basis of a 365-day year to account for any fractional portion of a fiscal tax year included in the term at its commencement and expiration.

         7. Substitute Taxes. If at any time during the term of the Lease the laws concerning the methods of real property taxation prevailing at the commencement of the term are changed so that a tax or excise on rents or any other such tax, however described, is levied or assessed against LANDLORD as a direct substitution in whole or in part for any real property taxes, TENANT shall pay before delinquency (but only to the extent that it can be ascertained that there has been a substitution and that as a result TENANT has been relieved from the payment of real property taxes it would otherwise have been obliged to pay) the substitute tax or excise on rents. TENANT's share of any tax or excise on rent shall be substantially the same as, and a substitute for, the payment of such real property taxes as provided in this Lease.

         8.       Use.

                  (a) TENANT shall use the Premises for purposes of operating a paper products manufacturing and warehousing facility, and related purposes, and for no other use without LANDLORD'S express written consent, which shall not be unreasonable denied.

                  (b) TENANT shall not do, bring or keep anything on or about the Premises that will cause a cancellation of any insurance covering the Premises, or any portion thereof.

                  (c) TENANT shall comply with all laws, rules, regulations, and ordinances adopted by any governmental or quasi-governmental entity having jurisdiction concerning the premises or TENANT's use of the Premises.

         9. Maintenance. TENANT, at its sole cost and expense, shall be responsible for maintaining all portions of the Premises. TENANT expressly waives the provisions of sections 1941 and 1942 of the Civil Code.

         10. Alterations. TENANT shall not make any alterations to the Premises without LANDLORD's consent, which shall not be unreasonably denied. Any alterations made shall remain in and be surrendered with the Premises on expiration or termination of the term. If TENANT makes any alterations to the Premises as provided above, the alteration shall not be commenced until fifteen (15) days after LANDLORD has received notice from TENANT stating the date that the installation of the alteration is to commence so that LANDLORD can post and record an appropriate Notice of Nonresponsibility.

         11. Mechanic's Liens. TENANT shall pay all costs for construction done by it or caused to be done by it on the Premises. TENANT shall keep the Premises free and clear of all mechanic's liens resulting from construction done by or for TENANT.

         12. Utilities and Services. TENANT shall make all arrangements for and pay for all utilities and services furnished to or used by it, including without limitation, gas, electricity, water, telephone service, and trash collection, and for all connection charges.

         13.      Indemnity and Exculpation; Insurance.

                  (a) LANDLORD shall not be liable to TENANT for any damage to TENANT or TENANT's property from any cause. TENANT waives all claims against LANDLORD for damage to person or property arising for any reason.

                  (b) TENANT shall defend, indemnify and hold LANDLORD harmless from any and all costs or expenses, including reasonable attorneys' fees, arising out of any damage to any person or property occurring in, on or about the Premises.

                  (c) TENANT, at TENANT's sole cost, shall maintain on all of TENANT's personal property, TENANT's improvements and alterations in, on or about the Premises, a policy of standard fire, flood and extended coverage insurance with vandalism and malicious mischief endorsement to the extent of at least One Hundred Percent (100%) of full replacement value. The proceeds from any such policy shall be used by TENANT for the replacement of personal property or the restoration of TENANT's improvements or alterations. Evidence of such insurance shall be supplied to LANDLORD.

                  (d) TENANT, at TENANT's sole cost, shall maintain on the Premises a policy of standard fire, flood and extended coverage insurance, with vandalism and malicious mischief endorsements, to the extent of at least One Hundred Percent (100%) of full replacement value. The insurance policy shall be issued in the names of LANDLORD, LANDLORD's Lender and TENANT, as their interests appear. The proceeds from any such policy shall be paid to and shall belong to LANDLORD, but shall be made available to TENANT for utilization pursuant to the terms of Paragraph 14 hereof. In case this Lease is terminated, the insurance policy and all rights under it or the insurance proceeds shall be assigned to LANDLORD at LANDLORD's election. Evidence of such insurance shall be supplied to LANDLORD. The "Full Replace-ment Value" of the Premises shall be determined by the company issuing the fire insurance policy at the time the policy is initially obtained. Not more frequently than annually, either party shall have the right to notify the other party that it elects to have the replacement value redetermined. Any such redetermination shall be made promptly by the insurance company insuring the Premises in accordance with the Rules and Practices of the Board of Fire Underwriters, or a like board recognized and generally accepted by the insurance company, and each party shall be promptly notified of the results by the company. The fire insurance policy shall be adjusted according to the redetermination made by the insurance company.

                  (e) TENANT, at its cost, shall maintain insurance insuring that the monthly rent payable hereunder will be paid to LANDLORD for a period of up to six (6) months in the event that the premises are destroyed or rendered inaccessible by a risk insured against by policy of standard fire, flood and extended coverage insurance, with vandalism and malicious mischief endorsements.

                  (f) TENANT, at TENANT's sole cost, shall maintain public liability insurance insuring LANDLORD against damage for injuries occurring in connection with the use of the premises in the amount of Five Million Dollars ($5,000,000.00) single limit coverage. Evidence of such insurance shall be supplied to LANDLORD.

                  (g) All policies of insurance described herein shall:

                           i. be issued by insurance companies auth-orized to do business in the State of California, with a financial rating of at least an A+ 4A Status as rated in the most recent edition of Best's Insurance Reports;

                           ii. be issued as a primary policy;

                           iii. contain an endorsement requiring not less than thirty (30) days written notice from the insurance company to LANDLORD before any cancellation, expiration or modification in the coverage, scope or amount of any policy.

         14.      Destruction.

                  (a) If, during the term hereof, the Premises or any part thereof are totally or partially destroyed from any cause whatsoever, whether or not covered by insurance carried pursuant to this Lease, rendering the Premises totally or partially inaccessible or unusable, TENANT shall restore the Premises to substantially the same condition as they were in immediately before destruction within six (6) months from the date of such destruction. Such destruction shall not terminate this Lease. Tenant shall be entitled to utilize the proceeds of any insurance carried pursuant to the terms of this Lease for such purposes.

                  (b) TENANT waives the provisions of Civil Code Section 1932(2), and Civil Code Section 1933(4), with respect to any destruction of the Premises.

         15.      Condemnation.

                  (a)      Definitions.

                  i. "Condemnation" means (a) the exercise of any governmental power whether by legal proceedings or otherwise by a condemnor or (b) a voluntary sale or transfer by LANDLORD to a condemnor while any proceedings for condemnation are pending.

                  ii. "Date of Taking" means the date the condemnor has the right to possession of the property being condemned.

                  iii. "Award" means all compensation, sums or anything of value awarded, paid or received on a total or partial condemnation.

                  iv. "Condemnor" means any public or quasi-public authority or private corporation or individual having the power of condemnation.

                  (b) If, during the term hereof, there is any taking of all or any part of the building, other improvements or land constituting the Premises or any interest in this Lease, by condemnation, the rights and obligations of the parties shall be determined as provided herein.

                  (c) If the Premises are totally taken by condemnation, this Lease shall terminate on the date of taking.

                  (d) If any portion of the Premises is taken by condemnation, this Lease shall remain in effect, except that TENANT may elect to terminate this Lease if Fifty Percent (50%) or more of the total number of square feet in the Premises are taken. If TENANT elects to terminate this Lease, TENANT must exercise TENANT's right to terminate pursuant to this paragraph by giving written notice to

LANDLORD within thirty (30) days after the nature and the extent of the taking have been finally determined. TENANT shall also notify LANDLORD of the date of termination, which date shall not be earlier than thirty (30) days nor more than ninety (90) days after the date that TENANT has notified LANDLORD of TENANT's election to terminate; except that this Lease shall terminate on the date of taking if the date of taking falls on a date before the date of termination as designated by TENANT. If TENANT does not terminate this Lease within the aforesaid period, this Lease shall continue in full force and effect.

                  (e) If any portion of the Premises is taken by condemnation and this Lease remains in full force and effect, then on the date of taking, the rental shall be reduced by an amount that is in the same ratio to the unreduced rental as the total number of gross square feet in the building area of the Premises taken bears to the total number of gross square feet in the building area of the Premises immediately before the date of taking.

                  (f) If there is a partial taking of the Premises and this Lease remains in full force and effect, LANDLORD, at LANDLORD's option, may restore the Premises. In the event that LANDLORD elects to restore the Premises, the reduction in rental provided under subparagraph (e.) hereof shall terminate as of the date of completion of restoration.

                  (g)      The award shall belong to and be paid
entirely to LANDLORD, except that TENANT shall receive from the award any sum attributable by the award to the taking of personal property located on the Premises and belonging to TENANT.

         16. Assignment. TENANT shall not assign or encumber TENANT's interest in this Lease or in the Premises, or sublease all or any part of the Premises, or allow any other person or entity (except TENANT's authorized representatives) to occupy or use all or any part of the Premises, without obtaining LANDLORD's express written consent. Any assignment, encumbrance or sublease without LANDLORD's consent shall be voidable and, at LANDLORD's election, shall constitute a default. No consent to any assignment, encumbrance or sublease shall constitute a further waiver of the provisions of this paragraph.

         17.       Default.

                   (a) The occurrence of any one of the following shall constitute a default by TENANT:

                           (i)  Failure to pay rent when due;

                           (ii) Failure to perform any other provisions of this
                   Lease if the failure to perform is not cured within ten (10) days after notice has been given to TENANT. If the default cannot reasonably be cured within ten (10) days, TENANT shall not be in default of this Lease if TENANT commences to cure the default within the ten (10) day period and diligently and in good faith continues to cure the default until cure is accomplished.

                          (iii) The Levy of a Writ of Attachment or execution
                   on this Lease, the Premises or any portion thereof which is not released (by bond or otherwise) within fifteen (15) days.

                           (iv) The appointment of a receiver with authority to
                  take possession of the Premises or any part thereof, in a proceeding or action to which TENANT is a party.

         Notices given under this paragraph shall specify the alleged default and the applicable Lease provisions and shall demand that TENANT perform the provisions of this Lease or pay the rent that is in arrears, as the case may be, within the applicable period of time, or quit the Premises. No such notice shall be deemed a forfeiture or a termination of this Lease unless LANDLORD so elects in the notice.

                  (b) In the event that TENANT defaults under this Lease, LANDLORD shall have all rights and remedies available to LANDLORD under law and the exercise by LANDLORD of one right or remedy shall not preclude the exercise by LANDLORD of any other right or remedy.

                  (c) In the event of any default by TENANT, then LANDLORD, in addition to any other rights or remedies he may have, shall have the immediate right of re-entry and may remove all persons and property from the Premises.

                  (d) If TENANT defaults and abandons the Premises before the end of the term, or if TENANT's right to possession is terminated by LANDLORD because of a default, then in either such case, LANDLORD may recover from TENANT all damages suffered by LANDLORD as the result of TENANT's failure to perform TENANT's obligations hereunder, including but not restricted to, the worth at the time of the award of the amount by which the rent then unpaid hereunder for the balance of the Lease term exceeds the amount of such rental loss for the same period which TENANT proves could be reasonably avoided by LANDLORD.

         18. LANDLORD's Entry on Premises. LANDLORD, or LANDLORD's authorized representatives, shall have the right to enter the Premises at all reasonable times for any reasonable purpose.

         19. Subordination. This Lease is and shall be subordinate to any encumbrance now of record or recorded after the date of this Lease affecting the building, other improvements, and land constituting the Premises. Such subordination is effective without any further act of TENANT. TENANT shall from time to time, upon request from LANDLORD, execute and deliver any documents or instruments that may be required by lender to effect any subordination. If TENANT fails to execute and deliver any such documents or instruments, TENANT irrevocably constitutes and appoints LANDLORD as TENANT's special attorney-in-fact to execute and deliver any such documents or instruments.

         20. Notice. Any notice, demand, request, consent, approval or communication that either party desires or is required to give to the other party, or any other person, shall be in writing and either served personally or sent by prepaid first-class mail. Any such notice, demand, request, consent, approval or communication shall be addressed to the other party at the address set forth below. Either party may change its address by notifying the other party of the change of address. Notice shall be deemed communicated within forty-eight (48) hours from the time of mailing if mailed as provided in this paragraph.

            LANDLORD:                                  TENANT:
            --------                                   -------
         JOHN ANDERS SVENNINGSEN                     AMSCAN, INC.
         c/o AMSCAN, INC.                            P.O. Box 587
         P.O. Box 587                                South Road
         South Road                                  Harrison, New York 10528
         Harrison, New York 10528

         21. Waiver. No delay or omission in the exercise of any right or remedy of LANDLORD with respect to any default by TENANT shall impair such a right or remedy or be construed as a waiver. The receipt and acceptance by LANDLORD of delinquent rent shall not constitute a waiver of any other default, but shall constitute only a waiver of timely payment for the particular rent payment accepted. LANDLORD's consent to or approval of any act by TENANT requiring LANDLORD's consent to or approval shall not constitute payment to or approval of any subsequent act of TENANT. Any waiver by LANDLORD of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of the Lease.

         22. Attorneys' Fees. If either party becomes a party to any litigation concerning this Lease, the Premises, the building or other improvements on the Premises or the land constituting a part of the Premises, by reason of any act or omission of the other party or its authorized representatives, and not by any act or omission of the party that becomes a party to that litigation or any act or omission of its authorized representatives, then the party that causes the other party to become involved in the litigation shall be liable to that party for reasonable attorneys' fees and costs incurred by it in litigation.

         If either party commences an action against the other party arising out of or in connection with this Lease, the prevailing party shall be entitled to have and recover from the losing party reasonable attorneys' fees and costs of suit.

         23. Surrender of Premises. On expiration of this Lease, TENANT shall surrender to LANDLORD the Premises and all TENANT's improvements and alterations in good condition, reasonable wear and tear excepted. If TENANT fails to surrender the Premises to LANDLORD as aforesaid, TENANT shall hold LANDLORD harmless from all damages resulting from TENANT's failure to surrender the Premises, including without limitation, claims made by a succeeding tenant resulting from TENANT's failure to surrender the Premises.

         24. Time of Essence. Time is of the essence of each provision of this Lease; all provisions relating to time shall be strictly construed.

         25. Successors. This Lease shall be binding on and inure to the benefit of the parties and their successors; provided, however, that this provision is expressly subject to the prohibition against assignment and subleasing contained herein.

         26. Integration. This Lease contains all of the agreements of the parties. No party has entered into this Lease in reliance upon any representation not contained herein.

         27. Captions. The captions of this Lease shall have no effect on its interpretation.

         28. Joint and Several Obligations. "Party" shall mean LANDLORD or TENANT. If more than one person or entity is LANDLORD or TENANT, the obligations imposed on that party shall be joint and several.

         29. Industrial Development Bond. Tenant understands that the Premises have been constructed by means of a loan ("Loan") funded pursuant to the sale by the Riverside County Industrial Development Authority ("Authority") of its Industrial Development Bond, Issue A of 1984 (Amscan, Inc. Project) ("Bond") and that such Bond is secured by a mortgage to the Authority which has been assigned to The Chase Manhattan Bank, N.A. ("Bank"). TENANT agrees to perform the following throughout the life of the Loan:

                  (a) It shall not assign or sublet or transfer the whole or any part of the Premises or abandon the same or lease, surrender or otherwise dispose of any other use or possessory interest in the whole or part of the Premises to any person, firm or corporation without the prior written consent of the Authority, the Bank and the Lessor.

                  (b) It shall be the principal user of the Premises, and shall not suffer or permit any other person to constitute a principal user of the Premises without the prior written consent of the Authority and the Bank.

                  (c) It shall take no action which will cause the interest on the Bond to become subject to federal and California personal income taxation.

                  (d) As of the date of the issue of the Bond, it shall furnish the Lessor and the Authority with a schedule listing any and all "capital expenditures" with respect to the Premises paid or incurred during the three year period before the date of issue of the Bond. Additionally, it shall furnish the Lessor and the Authority with such a schedule for each three successive twelve month period after such date of issue.

                  (e) It shall cause to be filed any and all reports or returns as required by the Treasury regulations governing the issuance of industrial development bonds.

                  (f) For the six year period commencing December 11, 1981 and terminating December 11, 1987, it, or any party related to it, has not and shall not incur any capital expenditures made by the Lessor, and any related party thereto in the County of Riverside causes the total amount of the combined capital expenditures of all said parties to exceed $10,000,000.

                  (g) It shall advise Lessor of any other lease it enters into for premises located in the County of Riverside.

         EXECUTED the day and year first above written at Westchester, New York.

LANDLORD:                                   TENANT:
                                            AMSCAN, INC., A
                                            New York
                                            Corporation.


/s/ JOHN ANDERS SVENNINGSEN                 By:/s/ ELVERA SVENNINGSEN
----------------------------                   ----------------------------
JOHN ANDERS SVENNINGSEN                        Its Secretary

                             DESCRIPTION OF PREMISES

The premises commonly known as 28401 Rancho California Road, Rancho California, California 92390, and more particularly described as Parcels 17, 18 and 19, inclusive, and Parcel 22 of Parcel Map No. 12549, as shown by Parcel Map on file in Book 74, Pages 84 through 89, inclusive, of Parcel Maps , Records of Riverside County, California.



                                   EXHIBIT "A"

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL
TO:


                               MEMORANDUM OF LEASE

         This Memorandum of Lease is made and entered into by and between JOHN ANDERS SVENNINGSEN, hereinafter referred to as "LANDLORD", and AMSCAN, INC., a New York corporation, hereinafter referred to as "TENANT", to witness that:

         LANDLORD hereby leases to TENANT for a term of ten (10) years, commencing on the earlier of: (a) the first day of the month following the month in which a Certificate of Occupancy with respect to the entirety of the Premises is issued, (b) July 1, 1985, or (c) the date on which TENANT first occupies any portion of the Premises, on the terms and conditions set forth in that certain Lease by and between the parties hereto dated December 7, 1984, all the terms and conditions of which Lease are made a part hereof as though fully set forth herein, all those certain premises in the County of Riverside, State of California, described in Exhibit "A" which is attached hereto and incorporated herein by this reference, including any improvements to be constructed thereon.

         EXECUTED on the 7 day of December, 1984 at Westchester, New York.

LANDLORD:

                                        /s/ JOHN ANDERS SVENNINGSEN
                                        -----------------------------
                                        JOHN ANDERS SVENNINGSEN

TENANT:                                 AMSCAN, INC., a New York corporation,

                                        By /s/ ELVERA SVENNINGSEN
                                           --------------------------
                                              Its Secretary

STATE OF NEW YORK          )
                           )    ss.
COUNTY OF WESTCHESTER      )

         On December 7, 1984, before me, the undersigned, a Notary Public in and for said State, personally appeared JOHN ANDERS SVENNINGSEN known to me to be the person whose name is subscribed to the within instrument, and acknowledged to me that he executed the same.

         WITNESS my hand and official seal.

                                        /s/ JOEL S. LEVER
                                        ---------------------------------
                                        Notary Public in and for said
                                        State.


STATE OF NEW YORK          )
                           )    ss
COUNTY OF Westchester      )

         On December 7, 1984, before me, the undersigned, a Notary Public in and for said State, personally appeared ELVERA SVENNINGSEN, known to me to be the Secretary of AMSCAN, INC., a New York corporation, the corporation that executed the within instrument, known to me to be the person who executed the within instrument, on behalf of the corporation therein named, and acknowledged to me that such corporation executed the same.

         WITNESS my hand and official seal.

                                              /s/ JOEL S. LEVER
                                              --------------------------------
                                              Notary Public in and for said
                                              State.

                             DESCRIPTION OF PREMISES

The premises commonly known as 28401 Rancho California Road, Rancho California, California 92390, and more particularly described as Parcels 17, 18 and 19, inclusive, and Parcel 22 of Parcel Map No. 12549, as shown by Parcel Map on file in Book 74, Pages 84 through 89, inclusive, of Parcel Maps, Records of Riverside County, California.





                                   EXHIBIT "A"

                               AMENDMENT TO LEASE

Whereas: John Anders Svenningsen and Amscan Inc. are the Landlord and Tenant, respectively, in a lease (the "Lease") for the rental of property at 28401 Rancho California Road, Temecula, California 92590, dated December 7, 1984, and extended by modification dated March 1, 1995;

Whereas: The Term of the Lease is 15 years, terminating on February 28, 2010;

Whereas: The parties desire to amend the Term of the Lease;

Now Therefore: For good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the undersigned, by their signatures below, agree that the Lease is hereby amended as follows:

         The Term of the Lease is changed to Five Years. The Expiration Date is changed to February 28, 2000.
         Tenant is granted an Option to Renew for Five Years at Market Rental, with additional options to renew at market rental for one period of five years.

Landlord:                             Tenant:
John Anders Svenningsen               Amscan, Inc.

                                      /s/ JOHN P. JORDAN
-------------------------             -------------------------------------
                                      John P. Jordan, its Vice President